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CUSIP NO. 431155 10 0     13D        PAGE 21



Exhibit 7.3  Stock Escrow  Agreement
3248

                             STOCK ESCROW AGREEMENT

         THIS STOCK ESCROW AGREEMENT (the "Agreement") is entered into and effective as of November 20, 1996 by and between EFM VENTURE GROUP, INC., a California corporation ("EFM"), COMPLETE SECURITY SERVICE DEFINED BENEFITS PENSION TRUST ("CSS"), STOCKWORKS USA, INC. a Delaware corporation ("STOCKWORKS"), with EFM, CSS and STOCKWORKS also being collectively referred to herein as the "SHAREHOLDERS", LARRY A. STOCKETT and his designees collectively referred to herein as "STOCKETT", and HIGHTEC, INC., a Delaware corporation ("HIGHTEC" or the "COMPANY") and CARMINE J. BUA, III, ESQ., ("ESCROW HOLDER").

                                   1. RECITALS

         This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

               1. The SHAREHOLDERS will collectively own a total of 799,602 shares of the COMPANY's common stock (the "Shares") pursuant to that certain "Stock Purchase and Escrow Agreement" between the parties (the "Purchase Agreement") which is separate and apart from this Agreement.

               2. As an inducement for STOCKETT and the COMPANY to enter into the Purchase Agreement, the SHAREHOLDERS have agreed to deposit the Shares with the ESCROW HOLDER pursuant to the terms and conditions of this Agreement.

                         2. ESCROW TERMS AND CONDITIONS

         2.1 APPOINTMENT OF ESCROW HOLDER: The parties hereby appoint CARMINE J. BUA, III, ESQ, of San Diego, California as the ESCROW HOLDER for this Agreement.
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         2.2 DELIVERY OF SHARES: Upon execution of this Agreement, the
SHAREHOLDERS shall deliver to the ESCROW HOLDER the HIGHTEC share certificates representing the Shares (the "Certificates") along with properly endorsed and signature guaranteed stock powers.

         2.3 CONDITION FOR DISPOSITION OF SHARES: The parties agree that the Shares shall be retained and released by the ESCROW HOLDER pursuant to the following conditions:

               1. The Shares are to be held by the ESCROW HOLDER himself and are not to be deposited with the Depository Trust Corporation or any broker-dealer or any third party whatsoever.

               2. The ESCROW HOLDER may release for sale a maximum of 26,654 of the Shares for each SHAREHOLDER every ninety days (90) days (the "Sale Period") commencing ninety (90) days from the close of escrow for the Purchase Agreement.

               3. The Shares to be released for sale shall be pursuant to receipt of written confirmation by the ESCROW HOLDER from each SHAREHOLDER's broker that such a sale has been transacted.

               4. The sale and release of the Shares for each Sale Period shall be on a cumulative basis with respect to any allowable but unsold Shares in any Sale Period. Accordingly, any such unsold Shares may be cumulated, released and sold in subsequent Sale Periods.

         2.4 PAYMENT OF ESCROW FEES: The SHAREHOLDERS agree to pay all fees and expenses charged and incurred by the ESCROW HOLDER for the preparation of this Agreement and related documents and in carrying out his duties and obligations pursuant to this Agreement.

         2.5 OBLIGATIONS OF ESCROW HOLDER: The obligations of the ESCROW HOLDER shall be governed by and subject to the following provisions and conditions:
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               1.   The ESCROW HOLDER shall not be required to give
                    security nor shall the ESCROW HOLDER be responsible for the acts, omissions, faults, errors, fraud, failure or misconduct of any agent whom it may reasonably employ in the exercise of the powers conferred upon the ESCROW HOLDER hereunder, nor for any loss occasioned by the acts, omissions, or defaults by the ESCROW HOLDER, unless such acts, omissions or defaults constitute a breach of trust knowingly and intentionally committed by the ESCROW
                    HOLDER.

               2. The ESCROW HOLDER shall not in any way be bound or affected by any notice of modification or of cancellation of this Agreement unless such notice is in writing and signed by all parties hereto, nor shall the ESCROW HOLDER be bound by any modification hereof unless the same shall be satisfactory to him.

               3. The ESCROW HOLDER may act in reliance upon any document, instrument or signature believed by him to be genuine and the ESCROW HOLDER may assume that any person purporting to give any notice or instruction in accordance with the provisions hereof has been duly authorized to do so.

               4. This Agreement sets forth exclusively the ESCROW HOLDER's duties with respect to any and all matters pertinent hereto. The ESCROW HOLDER shall not be bound by the provisions of any agreement other than the terms of this Agreement.

               5.   In the event that the ESCROW HOLDER shall be uncertain
                    as to its duties or rights hereunder, or should it
                    receive instructions, claims or demands from any other parties hereto or from third parties with respect to the Shares held hereunder which, in his opinion, are
                    in conflict with any provisions of this Agreement,
                    it shall be entitled to refrain from taking any action
                    (other than to keep safely the Shares) until it shall
                    be directed or otherwise in writing by all of the parties hereto, and the said third parties, if any, or by final order, or judgment of a court of competent jurisdiction.
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               6.   The ESCROW HOLDER shall not be required to institute, defend or intervene in any legal action to enforce the terms and conditions of this Agreement, nor to take any other action until the ESCROW HOLDER has been indemnified to his satisfaction against all expenses and liabilities incurred and to be incurred by the ESCROW HOLDER.

               7. The ESCROW HOLDER shall not be liable for anything done or permitted by him to be done in good faith.

         2.6 INDEMNIFICATION OF ESCROW HOLDER: The SHAREHOLDERS, STOCKETT and the COMPANY jointly and severally, release, indemnify and hold harmless the ESCROW HOLDER from all costs, charges, claims, demands, damages, losses and expenses resulting from the ESCROW HOLDER's compliance in good faith with this Agreement.

         2.7 CORPORATE AUTHORITY: The officers or representatives of the corporate parties executing this Agreement represent that they have been authorized to execute this Agreement pursuant to resolutions of their respective Boards of Directors.

                  3. COOPERATION, ARBITRATION, INTERPRETATION,
                         MODIFICATION AND ATTORNEY FEES

         3.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

         3.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of California.

         3.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonable in accordance with their generally accepted meaning.
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         3.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

         3.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         3.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

         3.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

         3.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

                                                        EFM VENTURE GROUP, INC.

DATED: November 20, 1996                      BY:     /s/ Betty N. Myers
                                                      __________________________
                                                        BETTY N. MYERS
                                                        President

                                                        COMPLETE SECURITY
                                                        SERVICE DEFINED BENEFITS
                                                        PENSION TRUST

DATED: November 20, 1996                      BY:     /s/ Malcolm D. Campbell
                                                      __________________________
                                                        MALCOLM D. CAMPBELL
                                                        Trustee
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CUSIP NO. 431155 10 0     13D        PAGE 26



                                                        STOCKWORKS USA, INC.

DATED:  November 20, 1996                BY:         /s/ Thomas D. Coldicutt
                                                    _________________________
                                                         THOMAS D. COLDICUTT
                                                         President

DATED: November 20, 1996                             /s/ Larry Stockett
                                                    __________________________
                                                         LARRY STOCKETT

                                                        HIGHTEC, INC.

DATED: November 20, 1996                 BY:         /s/ Malcolm D. Campbell
                                                    __________________________
                                                         MALCOLM D. CAMPBELL
                                                         President

                           ACCEPTANCE BY ESCROW HOLDER

         I, CARMINE J. BUA, III, ESQ., do hereby accept this appointment as ESCROW HOLDER herein and agree to abide by the terms and directions set forth in this Agreement.

                                                        ESCROW HOLDER


DATED: November 20, 1996                            /s/ CARMINE J. BUA, III
                                                    ________________________
                                                        CARMINE J. BUA, III